Exhibit 10.10

SUPPLEMENTAL AGREEMENT NO. 6

to

Purchase Agreement No. 2910

between

THE BOEING COMPANY

and

GOL FINANCE LLP

Relating to Boeing Model 737-8EH Aircraft

THIS SUPPLEMENTAL AGREEMENT, entered into as of the      day of August 2005, by and between THE BOEING COMPANY, a Delaware corporation with its principal offices in the City of Seattle, State of Washington, USA (Boeing), and GOL FINANCE LLP, a company organized under the laws of the United Kingdom (Buyer);

W I T N E S S E T H:

WHEREAS, Boeing and Buyer entered into Purchase Agreement No. 2910, dated 17 May 2004, as amended and supplemented (the Agreement) relating to the purchase and sale of sixty (60) Boeing Model 737-8EH aircraft; and

WHEREAS, Boeing and Buyer now wish to amend certain terms and conditions associated with the Agreement; and

WHEREAS, Boeing and Buyer have agreed to the revision of certain terms and conditions relating to issues concerning Buyer’s acceleration of five (5) previously contracted Model 737-8EH aircraft from 2008 and 2009 to 2006, certain purchase rights afforded Customer and certain reschedule rights afforded Boeing; and

WHEREAS, Boeing and Buyer have also agreed to amend the Agreement to incorporate certain other changes as may be described herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

1. Table of Contents.

Remove and replace, in its entirety, the Table of Contents with a new Table of Contents (attached hereto) to reflect the incorporation of this Supplemental Agreement No. 6 (SA-6) into the Purchase Agreement.

2. Tables.

Remove and replace, in their entirety, Table 1, Aircraft Delivery, Description, Price, and Advance Payments, with a new Table 1 (attached hereto) to accelerate five (5) aircraft from September 2008 (quantity - 1), February 2009 (quantity – 2), March 2009 (quantity – l) and September 2009 (quantity – 1) to July 2006 (quantity - 1), August 2006 (quantity - 1), September 2006 (quantity - 1), October 2006 (quantity - 1) and November 2006 (quantity - 1).

3. Letter Agreement.

Remove and replace Letter Agreement No. 6-1162-DME-0706R2, entitled Purchase Right Aircraft, with a new Letter Agreement No. 6-1162-DME-0706R3, entitled Purchase Right Aircraft and Additional Consideration for certain Aircraft, which reflects Buyer’s obligation for certain Purchase Rights if Buyer begins operations in Mexico with Boeing aircraft and Boeing’s rights to reschedule five (5) of Buyer’s aircraft if Buyer does not begin operations in Mexico with Boeing Aircraft.

The Purchase Agreement, Exhibits and Letter Agreements shall be deemed amended to the extent herein provided and as so amended shall continue in full force and effect. In the event of any inconsistency between the above provisions and those provisions contained in the Purchase Agreement, the terms of this Supplemental Agreement will govern and control.

EXECUTED IN DUPLICATE as of the day and year first above written.

THE BOEING COMPANY

By
Its	Attorney-In-Fact

GOL FINANCE LLP

By
Its

Witnesses:

TABLE OF CONTENTS

SA NUMBER
ARTICLES

1.	Quantity, Model and Description

2.	Delivery Schedule

3.	Price

4.	Payment

5.	Miscellaneous

TABLE

1.	Aircraft Information Table 1 (Block 1 aircraft)	SA-6
2.	Aircraft Information Table 2 (Block 2 aircraft)	SA-5

EXHIBIT

A.	Aircraft Configuration	SA-5

B.	Aircraft Delivery Requirements and Responsibilities

SUPPLEMENTAL EXHIBITS

AE1.	Escalation Adjustment/Airframe and Optional Features	SA-5

BFE1.	BFE Variables	SA-5

CS1.	Customer Support Variables

EE1.	Engine Escalation/Engine Warranty and Patent Indemnity

SLP1.	Service Life Policy Components

SA NUMBER
LETTER AGREEMENTS

2910-01	Customer Software

2910-02	Spares – Flight Crew Training Spare Parts Support

2910-03	Spares – Initial Provisioning

6-1162-DME-0706R3	Purchase Right Aircraft and Additional Consideration for certain Aircraft	SA-6

6-1162-DME-0707	Advance Payment Matters	SA-5

6-1162-DME-0708	Technical Matters

6-1162-DME-0710	Performance Guarantees

6-1162-DME-0711	Promotional Support

6-1162-DME-0712	Special Matters	SA-5

6-1162-DME-0713	Tailored Weight Program

6-1162-DME-0714	Demonstration Flight Waiver

6-1162-DME-0824	Special Matters	SA-5

6-1162-DME-0825	Market Risk - Escalation	SA-5

RECORD OF SUPPLEMENTAL AGREEMENTS

SA-1	16	July	2004
SA-2	20	January	2005
SA-3	07	March	2005
SA-4	24	March	2005
SA-5	25	July	2005
SA-6	__	August	2005

6-1162-DME-0706R3

GOL Finance LLP

Rua Tamoios, 246

Jardim Aeroporto

São Paulo – SP

04630-000 - Brazil

Subject:	Purchase Right Aircraft and Additional Consideration for certain Aircraft

Reference:	Purchase Agreement No. 2910 (the Purchase Agreement) between The Boeing Company (Boeing) and GOL Finance LLP (Customer) relating to Model 737-8EH aircraft (the Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

In accommodation of Customer’s expressed desires for a high degree of flexibility in its planning for further future aircraft deliveries, Customer and Boeing have reached further agreement regarding certain modifications to the Agreement as set forth below:

1. Purchase Right Aircraft Delivery Timing

Boeing offers Customer an increase of thirty-eight (38) in the total number of purchase right aircraft to a revised total of eighty-six (86) model 737-8EH purchase right aircraft, less any previously exercised purchase right aircraft (see Attachment A). Customer will exercise not less than seven (7) such purchase rights in each calendar year through September of year 2011, with Customer retaining the ability to exercise more than seven (7) such purchase rights in any such calendar year. All purchase right aircraft are offered on a subject-to-availability-of-position (STAP) basis, with delivery of all such purchase right aircraft to occur not later than 31 December of calendar year 2012. Should Customer choose not to exercise at least seven (7) purchase rights in any one calendar year, such un-exercised purchase rights will be canceled (seven (7) less the number of exercised purchase rights equals the number of canceled purchase rights) and the total number of un-exercised purchase rights will be reduced by the commensurate number.

GOL Finance LLP 6-1162-DME-0706R3	2

All purchase right aircraft will retain the same Model 737-8EH configuration and detail specification as that described in Exhibit A to the Purchase Agreement, with the exception of any detail special feature changes as may be mutually agreed between Customer and Boeing.

2. Purchase Right Aircraft Exercise and Business Terms.

Customer may exercise a purchase right aircraft by providing Boeing with written notice not later than the first business day of the month that is not less than fifteen (15) months prior to the requested aircraft delivery position(s).

Boeing will, within thirty (30) days of Customer’s notice to exercise any such purchase right aircraft, notify Customer of the availability of all such requested delivery positions. Should any such requested delivery position(s) be unavailable, Boeing will offer Customer alternative delivery positions, and within such thirty (30) day period, Customer and Boeing will amend the Purchase Agreement (with revision to Attachment A to this Letter Agreement No. 6-1162-DME-0706) to incorporate the agreed upon exercised purchase right aircraft to now become additional firmly contracted aircraft.

The same Basic Aircraft Price and business terms as those described in the reference Purchase Agreement will apply to any such exercised model 737-8EH purchase right aircraft delivering before 31 December 2012. However, Boeing does retain the right to increase the Basic Aircraft Price to accommodate any mandated government or other changes that may be made necessary for reasons of improving safety-of-flight and/or retention of the aircraft certificate of airworthiness, to include Operator and/or Manufacturer’s changes, etc. per the terms of Articles 3.2 and 3.3 of the AGTA.

At the time of Customer’s exercise of a purchase right aircraft, such aircraft will then become a firmly contracted Aircraft and will require Customer’s payment, within five (5) business days, of any advance payments due at the time of exercise of any such purchase right aircraft, per the terms of the Purchase Agreement and/or Letter Agreement No. 6-1162-DME-0707R1 as well as any further advance payments as may be due per the terms of the advance payment schedule described therein.

3. Firm Aircraft Termination – Excusable Delay.

If any firmly contracted Aircraft are terminated by Boeing from this Purchase Agreement under the terms of Article 7, Excusable Delay, the number of purchase right aircraft available to Customer under this Letter Agreement shall remain unchanged. If any firm Aircraft are terminated by Customer from this Purchase Agreement under Article 7, for reasons other than a labor strike or labor slowdown, or per the provisions of Articles 7.4 and 7.5 of the AGTA, the number of Purchase Right Aircraft shall then be reduced by the same number as firm Aircraft terminated.

GOL Finance LLP 6-1162-DME-0706R3	3

4. Additional Considerations for Certain Aircraft.

4.1 In consideration of the acceleration of the five (5) aircraft from 2008 and 2009 to 2006 if Buyer commits to operating Boeing 737NG aircraft in Mexico on or before October 31, 2005 then Buyer will execute a supplemental agreement on or before November 15, 2005 to convert five (5) Purchase Rights into five (5) firm Aircraft with deliveries in September 2008 (quantity – 1), February 2009 (quantity – 2), March 2009 (quantity – 1) and September 2009 (quantity - 1).

As such, if Buyer proceeds with its Mexico operation using Boeing 737NG aircraft on or before October 31, 2005 and executes a supplemental agreement on or before November 15, 2005 the total quantity of remaining unexercised Purchase Right Aircraft will be revised to 36.

4.2 If Buyer does not commit to operate Boeing 737NG aircraft in Mexico on or before October 31, 2005 then Boeing has the right to reschedule the October 2006 (quantity – 2), November 2006 (quantity – 2) and March 2007 (quantity – 1) (or other delivery positions in the same general time frame that Boeing identifies) to September 2008 (quantity – 1), February 2009 (quantity – 2), March 2009 (quantity – 1) and September 2009 (quantity - 1) by giving Buyer written notice of such reschedule on November 1, 2005.

Attachment A to

6-1162-DME-0706R3

Record of Purchase Right Aircraft Exercised

Document Description	Effective Date		Aircraft Exercised	Remaining Un-exercised Aircraft
PA-2910	17 May	2004	0	28
SA-1	16 July	2004	2	26
SA-2	20 January	2005	0	46
SA-2	20 January	2005	4	42
SA-3	07 March	2005	5	37
SA-4	24 March	2005	4	33
SA-5	25 July	2005	30	41
SA-6	August	2005	30	41*

*	- Quantity will be revised to 36 if SA-7 is executed on or before October 31, 2005.

Supplemental Agreement No. SA-6

Table 1 to Purchase Agreement No. 2910

Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTOW:	737-800	155,500	Detail Specification:	D019A001-G (4/30/2004)

Engine Model:	CFM56-7B27/B1		Airframe Price Base Year/Escalation Formula:	Jul-04	ECI-MFG/CPI

			Engine Price Base Year/Escalation Formula:	N/A	N/A

Airframe Price:		$58,854,000
Optional Features:		$613,400

Sub-Total of Airframe and Features:		$59,467,400	Airframe Escalation Data:
Engine Price (Per Aircraft):		$0	Base Year Index (ECI):	166.1
Aircraft Basic Price (Excluding BFE/SPE):		$59,467,400	Base Year Index (CPI):	184.1

Buyer Furnished Equipment (BFE) Estimate:		$1,294,000
Seller Purchased Equipment (SPE) Estimate:		$0

Refundable Deposit/Aircraft at Proposal Accept:		$90,000

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Escalation Estimate Adv Payment Base Price Per A/P	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
				At Signing 1%	24 Mos. 4%	21/18/12/9/6 Mos. 5%	Total 30%
Jun-2006	1	1.0734	$63,832,000	$548,320	$2,553,280	$3,191,600	$19,149,600
Jul-2006	2	1.076	$63,987,000	$549,870	$2,559,480	$3,199,350	$19,196,100
Aug-2006	2	1.0784	$64,130,000	$551,300	$2,565,200	$3,206,500	$19,239,000
Sep-2006	2	1.0807	$64,266,000	$552,660	$2,570,640	$3,213,300	$19,279,800
Oct-2006	2	1.083	$64,403,000	$554,030	$2,576,120	$3,220,150	$19,320,900
Nov-2006	2	1.085	$64,522,000	$555,220	$2,580,880	$3,226,100	$19,356,600
Mar-2007	1	1.0965	$65,206,000	$562,060	$2,608,240	$3,260,300	$19,561,800
Apr-2007	1	1.0992	$65,367,000	$563,670	$2,614,680	$3,268,350	$19,610,100
Jul-2007	2	1.1076	$65,866,000	$568,660	$2,634,640	$3,293,300	$19,759,800
Aug-2007	1	1.1101	$66,015,000	$570,150	$2,640,600	$3,300,750	$19,804,500

Boeing Proprietary	Page 1

Supplemental Agreement No. SA-6

Table 1 to Purchase Agreement No. 2910

Aircraft Delivery, Description, Price and Advance Payments

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Escalation Estimate Adv Payment Base Price Per A/P	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
				At Signing 1%	24 Mos. 4%	21/18/12/9/6 Mos. 5%	Total 30%
Sep-2007	1	1.1126	$66,163,000	$571,630	$2,646,520	$3,308,150	$19,848,900
Oct-2007	3	1.1154	$66,330,000	$573,300	$2,653,200	$3,316,500	$19,899,000
Nov-2007	2	1.1176	$66,461,000	$574,610	$2,658,440	$3,323,050	$19,938,300
Dec-2007	2	1.1205	$66,633,000	$576,330	$2,665,320	$3,331,650	$19,989,900
Jan-2008	2	1.1237	$66,824,000	$578,240	$2,672,960	$3,341,200	$20,047,200
Apr-2008	2	1.132	$67,317,000	$583,170	$2,692,680	$3,365,850	$20,195,100
Aug-2008	2	1.1427	$67,953,000	$589,530	$2,718,120	$3,397,650	$20,385,900
Total =	30

Boeing Proprietary	Page 2